Exhibit 10(c)

                           MANAGEMENT AGREEMENT

      THIS MANAGEMENT AGREEMENT (herein the "Agreement"), entered into this 12th day of March, 1998 (herein the "Effective Date") is by and between ETS INTERNATIONAL, INC. (herein the "Contractor"), a corporation duly organized and existing under the laws of the Commonwealth of Virginia, having its principal place of business at 1401 Municipal Road, NW, Roanoke, Virginia 24012-1309, the party of the first part, and AIR TECHNOLOGIES, INC. (herein the "Manager"), a corporation duly organized and existing under the laws of the Commonwealth of Virginia, having its principal place of business at 1401 Municipal Road, NW, Roanoke, Virginia 24012, party of the second part.

RECITALS:
--------

      This Agreement is being entered into in connection with that certain Asset Purchase Agreement dated March 12, 1998, by and among Contractor, ETS, Inc., Manager, ETS Acquisition, Inc., and Christel Clear Technology, Inc.
(the "Purchase Agreement").   Contractor and China Steel Corporation (herein
"CSC") have entered into a Contract dated September 12, 1997 (herein the "CSC Contract") pursuant to which Contractor agreed to design, engineer and supply 3 Sets of Flue Gas Desulfurization (FGD) System and Auxiliaries (herein collectively the "Systems") for operation at CSC's Kaohsiung Steel Works in Taiwan, Republic of China;

      Contractor pursuant to the CSC Contract, a copy of which is attached hereto and designate Exhibit A, also agreed to furnish various services in connection with the Systems including training of CSC personnel;

      Contractor desires and intends to obtain certain management and engineering services as are specified herein relative to its performance of the various terms of the CSC Contract and Manager desires to perform such management and engineering services; and

      Contractor and Manager mutually desire an arrangement that:

      (a) facilitates consistency of service in all engineering, training and supervision for the erection and commissioning required for the installation, maintenance and operation of the Systems;

      (b) facilitates timely construction, testing and completion of each System;

      (c) facilitates prompt payment of all subcontractors, materialmen and others (herein "Third Parties") who furnish service or materials related to the CSC Contract, except the Manager shall not be entitled to compensation for its services except as otherwise provided herein; and

      (d) facilitates prompt payment by CSC for all services and materials provided to CSC.

TERMS OF AGREEMENT.
------------------

      IN CONSIDERATION of the mutual promises of the Contractor and Manager in this Agreement and in the Purchase Agreement and other good and valuable consideration, the receipt and adequacy all of which is hereby acknowledged, the parties hereto agree as follows:

1.    Incorporation by reference.
      --------------------------

      1.1  Recitals.  The recitals are incorporated by reference and made a
           --------
part of this Agreement.

      1.2  CSC Contract.  The CSC Contract and all exhibits, drawings,
           ------------
specifications and attachments thereto are incorporated by reference and made a part of this Agreement.

      1.3  Assignment of CSC Contract.  Manager agrees to use its best
           --------------------------
efforts to obtain CSC's consent to the assignment of the CSC Contract to Manager. Upon such assignment and release of Contractor, this Agreement shall terminate. In the event CSC consents to such assignment and release subject to either continuing the $600,000.00 performance bond or obtaining a new $600,000.00 performance bond then Contractor will agree to permit the $600,000.00 at Crestar Bank to remain or deposit to service such performance bond. In that event, CCTI and ATI shall execute and deliver a promissory note payable to the order of Contractor in the principal amount of $600,000.00. The note shall bear interest at 8.5% per annum and be secured by all assets of CCTI. Additionally, ATI will assign its Management Fee, if any, under the assigned contract to further serve the aforesaid note. Principal and interest shall be paid in monthly installments based on a thirty (30) year amortization with a balloon payment on March 12, 2008 of all unpaid amounts due hereunder. The first payment on such note shall be one month after the earlier of all $600,000.00 being drawn down or completion of the CSC Contract. For purposes of this Agreement, the CSC Contract shall include all subcontracts executed in connection therewith.

2.    Appointment and Authority.
      -------------------------

      2.1  Appointment.  Contractor hereby appoints Manager as its agent for
           -----------
the management and administration of the CSC Contract and other services specified therein related to Contractor's supervisory services for designing, engineering and constructing the Systems.

      2.2  Authority of Manager.  Consistent with the terms of this
           --------------------
Agreement and the CSC Contract, the Manager shall have the responsibility and commensurate authority to supervise all Third Parties and to place appropriate orders for Contractor to secure materials and services from Third Parties necessary to satisfy all obligations and responsibilities of Contractor under the terms of the CSC Contract. Manager shall not have the authority to modify the CSC Contract or any subcontract in a manner that would have the effect of increasing Contractor's liability without Contractor's prior consent.

      2.3  Authority to make and accept payments.  All payments for "daily
           -------------------------------------
rate work per working man-day" as that term is defined in the CSC Contract made by CSC after the effective date of this Agreement under the terms of the CSC Contract shall be delivered to Manager promptly upon receipt in order for Manager to make pay necessary expenses and costs incurred in connection with performing under the terms of this Agreement and the CSC Contract. Payments referenced in the preceding sentence may include payments to Manager for services performed in connection with the CSC Contract and/or expenses necessary to performance under the terms of the CSC Contract. All payments which are not "daily rate work per working man-day" or the Taiwan Portion made by CSC after the effective date of this Agreement under the terms of the CSC Contract shall be deposited in a account at Crestar Bank in the name of the Contractor and Manager. Such account may only be drawn on by drafts signed by both Contractor and Manager.

      It is the express understanding of the parties that all funds in such joint account will be used first to pay for services and/or materials which are related to the CSC Contract, then to reimburse Contractor for any Shortfall as hereinafter defined, then to reimburse Contractor for any draw against the $600,000.00 performance bond and then to Manager as a Management Fee. The parties agree to cooperate to make payments on a timely basis.

      In order to make a payment for services or materials in connection with performance of the China Steel Contract, a written request for payment from Manager to Contractor shall be responded to within no more than five (5) business days by Contractor either signing a check drawn on the joint account for such payment as requested and delivering it to Manager or delivering to Manager a written explanation detailing the reason(s) for refusing to sign the check as requested. Payments from the joint account will be for materials and/or services furnished by Third Parties in connection with the CSC Contract and may also include payments to Manager for services performed in connection with the CSC Contract and this Agreement which shall include, but not be limited to its actual costs of providing monthly reporting as required by the CSC Contract, its actual costs of providing on-going engineering services, reasonable out-of-pocket expenses incurred by Manager which are necessary to performing such engineering services and negotiating terms of various subcontracts pursuant to Paragraph 4.4 of this Agreement.
In the event suit or arbitration of a claim by a subcontractor is initiated or threatened in writing, the Contractor may request payment hereunder. Manager agrees to provide Contractor with a detailed statement of such amounts with such request.

      After receipt of the final payment from CSC and its deposit to the joint account referenced above, Contractor and Manager will execute checks from such joint account to first repay all unpaid advances made by Contractor pursuant to paragraph 4.2 of this Agreement then to reimburse Contractor for any amounts drawn against the $600,000.00 performance bond and then to the Management Fee to Manager pursuant to paragraph 5.1 of this Agreement.

      Contractor and Manager agree to cooperate with one another generally in regard to performance by Contractor under the terms of the CSC Contract and specifically in connection with providing appropriate invoices, documentation or other information which may be required by CSC in order to obtain timely payments from CSC under the terms of the CSC Contract.

      During the term of this Agreement, Manager is authorized to operate Contractor's "fixed place of business" as that term is defined in the CSC Contract. Contractor will execute any and all required documentation to enable Manager to operate and manage Contractor's "fixed place of business" in Taiwan. During the term of this Agreement Contractor will not cause any business to be performed in its "fixed place of business" in Taiwan except such business directly required to be performed by Contractor under the terms of the CSC Contract. The Taiwan Portion of all payments made by CSC shall be used to maintain the "fixed place of business" in Taiwan, the cost of the office on the site in Taiwan, to pay Taiwan subcontractors and to pay local taxes. The Taiwan Portion of all payments shall be under the exclusive direction and control of the Manager during the term of this Agreement and reports to Contractor of all payments from Taiwan shall be made within five
(5) days following such payment.

      2.4 Authority of Contractor. Contractor will be solely responsible for performance of its contractual obligations to CSC. This Agreement shall in no way be construed to mean or suggest that Contractor has assigned the CSC Contract to Manager.

3.    Manager's Covenants.
      -------------------

      3.1  General Design to Completion.   Manager will perform the design
           ----------------------------
work required in connection with the construction of the Systems. Such design work will include:

      (a)  Basic LEC design
      (b)  Civil work
           (i)   Foundation design
           (ii)  Structural design

      3.2  Detailed Design Review.  Manager will perform the detailed design
           ----------------------
review in connection with the construction of the Systems which will include:

      (a)  System GA review
      (b)  Equipment spec review
      (c)  Process control review
           (i)    PLC logic review
           (ii)   Wiring diagram review
           (iii)  Connection diagram review
      (d)  Drawings review

      3.3  Procurement Review and Coordination.  Manager will perform the
           -----------------------------------
procurement review and coordination in connection with the construction of the Systems which will include:

      (a)  Vendor quote review and coordination
      (b)  Select vendor review and coordination
      (c)  Procure equipment review and coordination
           (i)   Local equipment review
           (ii)  Foreign equipment review

      3.4  Fabrication Inspection.  Manager will perform fabrication
           ----------------------
inspections in connection with the construction of the Systems which will include:

      (a)  Structural fab inspection
      (b)  #6, #7 and #8 reactor fab inspection
      (c)  Conveyor's fab inspection
      (d)  #6, #7 and #8 outlet duct fab inspection
      (e)  Silo fab inspection

      3.5  Site Supervision.  Manager will perform site supervision in
           ----------------
connection with construction of the Systems which will include supervision of:

      (a)  Silo installation
      (b)  Structural installation
      (c)  Conveyor installation
      (d)  Unloading house
      (e)  Reactor #6, #7 and #8, including supervision of:
           (i)     Move ESP
           (ii)    Reactor installation
           (iii)   Electrical work
           (iv)    Instrument work
           (v)     Paint and finish
           (vi)    System tie-in
           (vii)   Start-up and shake down
           (viii)  Performance test
      (f)  Work related to final punch list and close of job

      3.6  Training.  Manager will provide training pursuant to the terms of
           --------
the CSC Contract which will include:

      (a)  Classroom/Shop training
      (b)  Onsite training
      (c)  PLC and software training

      3.7  Confidentiality.  Except as may be required by law, Manager and
           ---------------
its employees, agents, directors and officers shall not disclose any confidential information regarding. Contractor's business methods, procedures, techniques, or trade secrets or other knowledge or processes developed by Contractor or any other confidential information relating to or dealing with the activities of Contractor, made known to Manager or learned or acquired by Manager hereunder.

      3.8  Warranties and Guarantees.  Manager does not assume and
           -------------------------
responsibility for any warranties and/or guarantees made by Contractor to CSC. Manager does covenant to perform its duties hereunder in a timely and proper fashion provided payments as described herein are timely received by Manager.

      3.9  Damages.  Manager will be responsible for losses, claims and
           -------
damages arising out of any negligent acts by it in the course of performing its duties hereunder and any loss due to a default under the CSC Contract which is not caused by Contractor.

      3.10 Compliance with Law.  Manager shall perform all of its duties
           -------------------
hereunder in accordance with all applicable laws, rules, orders, ordinances and regulations.

      3.11 Performance.  Manager warrants to Contractor that the services to
           -----------
be provided hereunder shall be performed (i) in a professional manner by qualified and trained personnel, and (ii) in accordance with the standards generally observed in the industry for the performance of similar services.

      3.12 Reports.  Manager agrees to provide Contractor with periodic
           -------
reports and information regarding the CSC Contract as may be reasonably requested by Contractor. In the event of litigation (including threatened litigation) regarding the CSC Contract, Manager agrees to provide reasonable assistance to Contractor, including but not limited to access to the contract records, technical support, access to the LEC technology and related information.

4.    Contractor's Covenants.
      ----------------------

      4.1  Payments.  During the term of this Agreement, Contractor agrees
           --------
to promptly deliver to Manager all payments received from CSC paid for daily rate work related to the CSC Contract. In the event this Agreement is terminated prior to completion of the CSC Contract, Contractor will pay to Manager all sums received from CSC related to daily rate work performed by Manager.

      4.2  Cash Flow.  During the term of this Agreement the parties expect
           ---------
that payments will be due subcontractors and/or materialmen prior to receipt of adequate funds from CSC (the "Shortfall"). Manager agrees that Christel Clear Technologies, Inc. will provide payment of the first $300,000 of the Shortfall which will not be subject to repayment. If this amount is not fully used, payment shall be made to Contractor. Thereafter, Contractor acknowledges that it may be required to advance Six Hundred Thousand Dollars ($600,000.00) in order for the CSC Contract to be fully and timely performed. All monies advanced by Contractor will be repaid without interest upon receipt of adequate funds from CSC.

      4.3  Cooperation.  Contractor will cooperate with Manager to provide
           -----------
CSC any information, documentation and/or other materials necessary for CSC to make payments called for under the terms of the CSC contract to or for the benefit of Contractor.

      4.4  Performance by Third Parties.  Contractor authorizes Manager to
           ----------------------------
negotiate the terms of various subcontracts with Third Parties to perform services and/or provide materials to construct the Systems. Contractor understands and agrees that terms of payment to such Third Parties may necessitate payments from Contractor to such Third Parties as described in paragraph 4.2 of this Agreement.

      4.5  Limitation on Damage.  Contractor agrees that Manager shall not
           --------------------
be liable for any consequential, indirect or punitive damages arising out of any breach, delay or default in performance of this Agreement. Manager agrees that Contractor shall not be liable for any consequential, indirect or punitive damages arising out of any breach, delay or default in performance of this Agreement.

      4.6  Standard of Performance.  Contractor agrees that the standard of
           -----------------------
performance for Manager is a reasonable man standard in connection with those management decision required of the Manager in its performance under this Agreement. In the course of performance of the duties of Manager hereunder, it is recognized that Manager will perform certain technical work which requires engineering skills. In connection with such technical work.
Manager shall be held to that standard of care applicable to engineers who perform such services.

      4.7  Confidentiality.  Except as may be required by law, Contractor
           ---------------
and its employees, directors and officers shall not disclose any confidential information regarding Manager's business methods, procedures, techniques, or trade secrets or other knowledge or processes developed by Manager or any other confidential information relating to or dealing with the activities of Manager, made known to Contractor or learned or acquired by Contractor hereunder.

5.    Management Fee.
      --------------

      5.1  Amount of Management Fee.  All sums other than "daily rate per
           ------------------------
working man-day" due to be paid by CSC to Contractor pursuant to the CSC Contract will be paid over to Third Parties for services and/or materials in or about the construction of the Systems. To the extent that such payments exceed the amounts due Third Parties upon completion of the CSC Contract such excess shall be paid to Manager as a management fee, provided all advances made by Contractor pursuant to paragraph 4.2 of this Agreement have been repaid and Contractor has been reimbursed for any draw against the $600,000.00 performance bond. In the event such payments are equal to or less than the sums due Third Parties upon completion of the CSC Contract, then Manager will receive no management fee. The sums due to be paid are more specifically described in the CSC Contract and at paragraph 2.3 of this Agreement.

      5.2  Failure to Timely Pay.  If any payment made by CSC to Contractor
           ---------------------
for "daily rate per working man-day" is not received by Manager within five
(5) calendar days after the date of such payment by CSC, then Manager will have the right to cancel this Agreement in its entirety. If any other foreign payment made by CSC to Contractor is not deposited in the joint account at Crestar Bank as provided in paragraph 2.3 of this Agreement within five (5) calendar days after the date of such payment by CSC, then Manager will have the right to cancel this Agreement in its entirety.

6.    Term and Termination.
      --------------------

      6.1  Term.  This Agreement shall be effective as of the Effective Date
           ----
and for the period up to and including completion of construction of the Systems and upon Contractor's receipt of final acceptance in writing from CSC following successful execution of the performance test and receipt by Manager of all funds due from CSC to Contractor then the term of this Agreement shall end.

      6.2  Termination.  This Agreement shall not be terminated by either
           -----------
party without the agreement of the other party until the work required under the terms of the CSC Contract has been completed. Notwithstanding the preceding sentence, the Contractor may terminate this Agreement upon Manager's failure to cure a material breach of this Agreement provided Contractor provides Manager with written notice of such breach and Manager fails to cure such breach within ten (10) business days following receipt of such notice. In the event such breach cannot by its nature be reasonably cured within ten (10) business days then Manager shall have such time as may be reasonable to cure the breach provided Manager works diligently to cure such breach. Notwithstanding any terms of this Agreement to the contrary, Manager may terminate this Agreement upon Contractor's failure to cure a material breach of this Agreement provided Manager provides Contractor with written notice of such breach and Contractor fails to cure such breach within ten (10) business days following receipt of such notice. In the event such breach cannot by its nature be reasonably cured within ten (10) business days then Contractor shall have such time as may be reasonable to cure the breach unless such breach be for nonpayment in which event Contractor shall only have ten (10) business days following receipt of such notice to cure.

      6.3  Effect of Termination.  Upon termination of this Agreement, as
           ---------------------
hereinabove provided, neither party shall have any further obligation hereunder except for (i) obligations accruing prior to the date of termination, and (ii) obligations, promises or covenants set forth herein that are expressly made to extend beyond the term of this Agreement, including, without limitation, confidentiality and fees for work performed prior to termination which provisions shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, if Contractor or Manager terminate this Agreement as set forth in Paragraph 6.2, then Contractor shall be automatically granted a license to use the LEC Patents (as defined in the Purchase Agreement) and related technology to allow Contractor to continue to perform the CSC Contract. Manager agrees to cooperate with Contractor in the event of any such termination and provide access to all of Manager's and CCTI's books and records relating to the CSC Contract.

7.    Indemnification.  Manager and Christel Clear Technology, Inc. (herein
      ---------------
"CCTI") agree to hold Contractor, its successors, assigns, shareholders, directors, officers and employees harmless from damages, losses or expenses suffered or paid as a result of any liabilities which arise from the CSC Contract. The obligation which Manager and CCTI have to indemnify Contractor is subject to Contractor performing all of its obligations under the terms of this Agreement.

      In the event Contractor has performed its obligations under this Agreement but nevertheless a default occurs under the CSC Contract which is chargeable to Contractor, then Contractor will provide Manager and CCTI written notice of such default. Manager and CCTI shall have thirty (30) days following receipt of such notice to cure the default provided CSC permits Contractor a similar opportunity to cure. In the event CSC does not permit Contractor an opportunity to cure, then Manager and CCTI shall have thirty
(30) days following receipt of such notice to pay over to Contractor a dollar amount necessary to hold Contractor harmless from such default.

      Should Manager and CCTI fail to cure an event of default and/or pay over to Contractor the dollar amount necessary to hold Contractor harmless, John D. McKenna, Arthur B. Nunn, III, and John Mycock agree to forfeit all options to purchase Contractor's common stock which they possess as of March 12, 1998. Additionally, to the extent that monies have been advanced by Contractor pursuant to paragraph 4.2 of this Agreement and have not been repaid, CCTI will pay all royalties generated from the Limestone Emission Control Technology ("LEC Royalties") to Contractor until all advances are
repaid.   Furthermore, in the event that CSC or any other party draws down any amount from the Letter of Credit issued by Crestar Bank in the amount of $600,000.00 in connection with Contractor's Performance Bond for the CSC Contract, CCTI will pay all LEC Royalties to Contractor until all sums drawn down are repaid. Finally, in the event of any further loss or damage to Contractor arising out of a default under the terms of the CSC Contract, upon that loss being liquidated, CCTI will pay all LEC Royalties to Contractor
until such loss is repaid.   In the event of such loss and prior to such loss
being liquidated, all LEC Royalties in excess of amounts due Contractor under separate agreements, shall be held in escrow by an escrow agent mutually agreed to by CCTI and Contractor.

8.    Miscellaneous.
      -------------

      8.1  Independent Relationship.  It is mutually understood and agreed
           ------------------------
that Contractor and Manager, in performing their respective duties and obligations under this Agreement, are at all times acting and performing as independent contractors with respect to each other, and nothing in this Agreement is intended not shall be construed to create an employer/employee relationship or a joint venture relationship.

      8.2  Notices.  Any notice, demand or communication require, permitted
           -------
or desired to be given shall be deemed effectively given (i) when personally delivered, (ii) upon receipt when delivered by telephonic document transfer,
(iii) three (3) business days next following the day the notice is, mailed by prepaid certified mail, return receipt requested, or (iv) the next business day following deposit with a reputable overnight courier, addressed as follows:

      Contractor       ETS International, Inc.
                       P.O. Box 311
                       Montvale, Virginia 24122
                       Facsimile No. (540)947-5033


      Manager          Air Technologies, Inc.
                       1401 Municipal Road, N.W.
                       Roanoke, Virginia 24012
                       Facsimile No. (540)265-0082

or such other address, and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given in accordance with the provisions hereof, shall be deemed to be receipt of the notice sent.

      8.3  Further Assurances.  The parties agree to execute and deliver all
           ------------------
such further documents, instruments and agreements as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

      8.4  Third Party Beneficiaries.  This Agreement is made and entered
           -------------------------
into for the sole protection and benefit of the parties hereto, and no other person, persons, entity or entities shall have the right of action hereon, right to claim any right or benefit from the terms contained herein, or be deemed a third party beneficiary hereunder.

      8.5  Severability.  If any provision of this Agreement or if any
           ------------
covenant, obligation or agreement contained herein is determined to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or enforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof. Each such provision, covenant, obligation or agreement, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent consistent with this Agreement.

      8.6  Arbitration.  Any controversy or claim arising out of, or
           -----------
relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Roanoke, Virginia, in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

      8.7  Assignment.  This Agreement is not assignable except upon the
           ----------
written consent of both parties.

      8.8  Waiver.  No failure on the part of a party to exercise, and no
           ------
delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by a party preclude any other or further exercise thereof or the exercise of any right, power or remedy.

      8.9  Entire Agreement.  This Agreement contains the entire
           ----------------
understanding between the parties hereto with respect to the transactions contemplated hereby, all prior negotiations and agreements between the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein, except as modified in writing concurrently herewith or subsequent hereto, which writing shall be executed by duly authorized officers of the parties, respectively.

      8.10 Governing Law.  This Agreement shall be governed in accordance
           -------------
with the law of the Commonwealth of Virginia.

      8.11 Headings.  The descriptive headings of the various paragraphs of
           --------
this Agreement are for convenience only and shall not be used to construe or interpret the meaning of any of the provisions hereof.

      8.12 Use of the Term "Party".  The use of the term "party" is
           -----------------------
generally used to denote any party to this Agreement, and such term shall be interpreted to mean any signatory to this Agreement.

      8.13 Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be regarded as an original, and all of which shall constitute but one and the same instrument.

      8.14 No Construction Against the Drafter.  This Agreement shall be
           -----------------------------------
interpreted to give fair meaning, and any ambiguity shall not be construed against either party.

      IN WITNESS WHEREOF, Contractor and Manager have executed this Agreement in counterparts as of the day and year first above written.

      Contractor:                       ETS International, Inc.


                                        By: s/James B. Quarles
                                           ------------------------
                                             President

      Manager:                          Air Technologies, Inc.


                                        By: s/John Mycock
                                           ------------------------
                                             President


      Christel Clear Technology, Inc. joins in this Agreement for the sole purpose of acknowledging and agreeing to the provisions of this Agreement at paragraph 7 which require indemnification by Christel Clear Technology, Inc. and repayment to Contractor as provided in Paragraph 4.2 of this Agreement.



                                  Christel Clear Technology, Inc.


                                  By: s/John Mycock
                                     ---------------------------
                                        President

      The undersigned join in this Agreement solely to evidence their consent and agreement to the forfeiture of their stock options for common stock of ETS International, Inc. as provided in this Agreement.


                                        s/John D. McKenna
                                        -----------------------
                                        John D. McKenna

                                        s/Arthur B. Nunn, III
                                        -----------------------
                                        Arthur B. Nunn, III

                                        s/John Mycock
                                        -----------------------
                                        John Mycock